EXHIBIT 3.1
                            ARTICLES OF INCORPORATION


                            ARTICLES OF INCORPORATION
                                       OF
                           MONGOLIAN EXPLORATIONS LTD.


                                      FIRST

The name of this corporation is MONGOLIAN EXPLORATIONS LTD.

                                     SECOND

Its principal office in the State of Nevada is located at 50 West Liberty Street, Suite 880, Reno, Nevada, 89501. The name and address of its resident agent is The Nevada Agency and Trust Company, at the above address.

                                      THIRD

The purpose or purposes for which the corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

                                     FOURTH

The amount of the total authorized capital stock of the corporation is Twenty-Five Thousand Dollars ($25,000.00) consisting of Twenty-Five Million (25,000,000) shares of common stock with a par value of $0.001 each.

                                      FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

There is 1 initial member of the Board of Directors whose name and address is:

NAME              POST-OFFICE ADDRESS

Ivan Bebek        #1605 - 750 West Pender Street, Vancouver, BC, Canada V6C 2T8

The number of members of the Board of Directors shall not be less than one nor more than thirteen.


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                                      SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

                                     SEVENTH

The name and addresses of each of the incorporators signing the Articles of Incorporation are as follows:

NAME               POST-OFFICE ADDRESS

Ivan Bebek         #1605 - 750 West Pender Street, Vancouver, BC, Canada V6C 2T8


                                     EIGHTH

The corporation is to have perpetual existence.

                                      NINTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter, amend or repeal the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

To authorize the guaranty by the  corporation  of the  securities,  evidences of
indebtedness  and  obligations  of  other  persons,   corporations  or  business
entities.

To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as


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may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

All the corporate powers of the corporation shall be exercised by the board of directors except as otherwise herein or in the bylaws or by law.

                                      TENTH

Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                    ELEVENTH

This corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     TWELFTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                                   THIRTEENTH

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or


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was a director  of the  corporation,  or who is  serving  at the  request of the
corporation  as  a  director  or  officer  of  another  corporation,   or  is  a
representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the board of directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.


I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of August, 2003.


/s/ Ivan Bebek
IVA'N BEBEK
Incorporator


CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:
I, Nevada Agency and Trust Company, hereby accept appointment as Resident Agent for the above named corporation, this 19th day of August, 2003


/s/ Amanda Cardinalli
Authorized Signature of
Resident Agent Company
Amanda Cardinalli, President
for Nevada Agency and Trust Company